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                          Registration Rights Agreement



                          Dated as of December 12, 1996


                                      among


                          USI American Holdings, Inc.,
                              U.S. Industries, Inc.

                                       and

                               BA Securities, Inc.




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


                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of December 12, 1996, among USI American Holdings, Inc., a Delaware corporation (the "Issuer"), U.S. Industries, Inc., a Delaware corporation (the "Company") and BA Securities, Inc. (the "Initial Purchaser").

            This Agreement is made pursuant to the Purchase Agreement, dated December 6, 1996, among the Issuer, the Company and the Initial Purchaser (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchaser of an aggregate of $125 million principal amount of the Issuer's 7 1/4% Senior Notes Due December 1, 2006, Series A (such Notes, including the guarantees of the Company endorsed thereon, herein called the "Securities"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Issuer and the Company have agreed to provide to the Initial Purchaser and its direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

            In consideration of the foregoing, the parties hereto agree as follows:

            1.    Definitions.

            As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC thereunder.

            "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time, and the rules and regulations of the SEC thereunder.

            "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

            "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

            "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Issuer; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

            "Effective Time" shall mean the time that and date of which the SEC declares any Registration Statement effective under the 1933 Act or as of which such Registration Statement otherwise becomes effective.

            "Exchange Offer" shall mean the exchange offer by the Issuer of Exchange Securities for Registrable Securities pursuant to Section 2.1.

            "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1.

            "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) under the 1933 Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all filings and other material incorporated by reference therein.

            "Exchange Period" shall have the meaning set forth in Section 2.1.

            "Exchange Securities" shall mean the 7 1/4% Senior Notes Due December 1, 2006, Series B issued by the Issuer under the Indenture (including the guarantees of the Company endorsed thereon) containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Registrable Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

            "Holder" shall mean the Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

            "Indenture" shall mean the Indenture dated as of December 12, 1996, among the Issuer, the Company and PNC Bank, National Association, as trustee, relating to the Securities and the Exchange Securities, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

            "Initial Purchaser" shall have the meaning set forth in the preamble.

            "Issuer" shall have the meaning set forth in the preamble and shall also include the Issuer's successors.

            "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer and other obligors on the Securities, the Company, or any Affiliate (as defined in the Indenture) of the Issuer shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

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

            "NASD" shall mean National Association of Securities Dealers, Inc.

            "Participating Broker-Dealer" shall mean BA Securities, Inc. and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

            "Person" or "person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

            "Prospectus" shall mean the prospectus contained in a Registration Statement or furnished pursuant to this Agreement, including any preliminary or summary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all filings and other material incorporated by reference therein.

            "Purchase Agreement" shall have the meaning set forth in the preamble.

            "Registrable Securities" shall mean the Securities; provided, however, that any particular Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding, or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Issuer and continued to be held by the Initial Purchaser).

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuer and the Company with this Agreement, including without limitation (i) all SEC, stock exchange or NASD registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges (which listing shall be at the sole discretion of the Issuer), (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Issuer and the Company and of the independent public accountants for the Issuer and the Company, including the expenses of any special audits or reviews or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, any authenticating agent, any paying agent, any escrow agent or any custodian, (viii) the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson, special counsel representing the Holders of Registrable Securities, and (ix) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Issuer and the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

            "Registration Statement" shall mean an Exchange Offer
Registration Statement or a Shelf Registration Statement.

            "SEC" shall mean the Securities and Exchange Commission.

            "Shelf Registration" shall mean a registration effected pursuant to Section 2.2.

            "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer pursuant to Section 2.2, which covers all the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Special Circumstance Holder" shall have the meaning set forth in
Section 2.2(a).

            "TIA" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder.

            "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

            2.    Registration Under the 1933 Act.

            2.1 Exchange Offer. (a) The Issuer and the Company shall (i) prepare and, as soon as practicable but not later than 45 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, a like principal amount of Exchange Securities, which will have terms identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or interest rate increases as described herein), (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 135 days following the Closing Date, (iii) use their best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer, and (iv) use their best efforts to cause the Exchange Offer to be consummated not later than 165 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Promptly upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (A) is not an affiliate of the Issuer within the meaning of Rule 405 under the 1933 Act, (B) is not a broker-dealer tendering Registrable Securities acquired directly from the Issuer for its own account, (C) acquired the Exchange Securities in the ordinary course of such Holder's business, and (D) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

            (b) In connection with the Exchange Offer, the Issuer and the Company shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days (as defined in Section 14(d) under the Exchange Act) after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                  (iii) utilize the services of the Depository for the Exchange Offer;

                  (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged;

                  (v) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchaser and Participating Broker-Dealers as provided herein); and

                  (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

            (c) As soon as practicable after the close of the Exchange Offer, the Issuer and the Company shall:

                  (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                  (ii) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

                  (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

            (d) Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance thereof. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available, and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer to proceed with the Exchange Offer. The Issuer shall inform the Initial Purchaser of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

            2.2 Shelf Registration. (a) If (i) because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Issuer and the Company are not permitted to effect the Exchange Offer as contemplated by Section 2.1, (ii) for any other reason the Exchange Offer is not consummated within 165 days following the original issue of the Registrable Securities (it being understood that the Exchange Offer will be deemed to have been consummated if conducted and closed in compliance with
Section 2.1 hereof regardless of the principal amount, if any, of Registrable Securities tendered pursuant thereto), (iii) the Initial Purchaser so requests with respect to Registrable Securities held by it which are not eligible to be exchanged for Exchange Securities in the Exchange Offer, or (iv) a Holder (A) is not permitted by applicable law to participate in the Exchange Offer based upon written advice of counsel furnished to the Issuer to the effect that such Holder may not be legally able to participate in the Exchange Offer, or (B) elects to participate in the Exchange Offer but (based upon written advice of counsel furnished to the Issuer) does not receive fully tradeable Exchange Securities pursuant to the Exchange Offer (any such Holder herein called a "Special Circumstance Holder"), then the Issuer and the Company shall, at their cost and expense:

                  (1) As promptly as practicable, file with the SEC, and thereafter shall use their best efforts to cause to be declared effective as promptly as practicable, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

                  (2) Use their best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years (or one year in the case of a request by the Initial Purchaser) from the date of the original issue of the Securities, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities.

                  (3) Notwithstanding any other provisions hereof, use their best efforts to ensure that (x) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (y) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (z) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

            (b) The Issuer and the Company shall, if necessary, supplement or amend the Shelf Registration Statement, as required by Section 3(b), and shall furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

            (c) The Issuer and the Company shall not be required to include any Registrable Securities of a Holder in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Issuer, within 20 business days after receipt by such Holder of a request therefor, such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Issuer and the Company may reasonably request for use in connection with such Shelf Registration Statement.

            2.3 Expenses. The Issuer and the Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

            2.4 Effectiveness. (a) The Issuer and the Company will be deemed not to have used their best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Issuer or the Company voluntarily takes any affirmative action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

            (b) An Exchange Offer Registration Statement pursuant to Section 2.1 or a Shelf Registration Statement pursuant to Section 2.2 will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the Exchange Offer or the offering of Registrable Securities pursuant to a Shelf Registration Statement, as the case may be, is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the Exchange Offer or the offering of Registrable Securities pursuant to such Shelf Registration Statement, as the case may be, may legally resume.

            2.5 Interest. The Indenture and/or the Securities will provide that if (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th day following the date of the original issue of the Securities, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 135th day following the date of original issue of the Securities, (c) neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective on or prior to the 165th day following the date of the original issue of the Securities, or (d) a Shelf Registration Statement is required to be filed because of the request of the Initial Purchaser or a Special Circumstance Holder, 45 days following the request by any such Initial Purchaser or Special Circumstance Holder that the Issuer and the Company file the Shelf Registration Statement (or 90 days if the Shelf Registration Statement is reviewed by the SEC), then the parties hereto agree that the interest rate borne by the Securities (except in the case of clause (d) above, in which case only the Securities which have not been exchanged in the Exchange Offer) shall be increased by 0.50% per annum. The Indenture and/or the Securities further will provide that upon (i) the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement in the case of clause (a) above, (ii) the effectiveness of the Exchange Offer Registration Statement in the case of clause (b) above, (iii) the date of consummation of the Exchange Offer or effectiveness of the Shelf Registration Statement in the case of clause (c) above, or (iv) the effectiveness of the Shelf Registration Statement in the case of clause (d) above, the interest rate borne by the Securities from the date of such filing, effectiveness or the date of such consummation or effectiveness, as the case may be, will be reduced to the original interest rate borne by the Securities; provided, however, that, if after any such reduction in interest rate, a different event specified in clause
(a), (b), (c) or (d) above occurs, the interest rate borne by the relevant Securities shall again be increased pursuant to the foregoing provisions.

            3.    Registration Procedures.

            In connection with the obligations of the Issuer and the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2, the Issuer and the Company shall:

            (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuer, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act, and comply with the provisions of the 1933 Act applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement;

            (c) in the case of a Shelf Registration: (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits, in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

            (d) use their best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Issuer and the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject;

            (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Issuer that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any (which shall not include the Purchase Agreement), relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, and (vi) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (f) in the case of the Exchange Offer Registration Statement: (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to the Initial Purchaser, and which shall contain a summary statement of the positions taken or policies made by the staff of the

SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchaser and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities; (ii) furnish to each Participating Broker-Dealer who has delivered to the Issuer the notice referred to in paragraph (e) above, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request; (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto; and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer
(A) the following provision:

            "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer"

; and (B) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (A) above and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

            (g) in the case of any Exchange Offer Registration Statement, each of the Issuer and the Company agrees to deliver to the Initial Purchaser on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of counsel substantially in the form attached hereto as Exhibit A hereto, (ii) an officers' certificate substantially in the form customarily delivered in a public offering of debt securities, and (iii) a comfort letter in customary form if permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form);

            (h) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchaser, and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities, copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

            (i) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

            (j) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

            (k) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

            (l) upon the occurrence of any event or the discovery of any facts, each of the kind described in paragraph (e)(v) or (e)(vi) above, use their best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders or to the purchasers of the Registrable Securities or Participating Broker-Dealers, as the case may be, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (m) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement, or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchaser on behalf of such Holders; and make representatives of the Company and the Issuer as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchaser on behalf of such Holders, available for discussion of such document;

            (n) obtain a CUSIP number for all Exchange Securities not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

            (o) (i) cause the Indenture to be qualified under the TIA, in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA, and (iii) execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

            (p) in the case of a Shelf Registration, enter into agreements (including customary underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                  (ii) obtain opinions of counsel to the Issuer and the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                  (iii) obtain "cold comfort" letters and updates thereof from the Issuer's and the Company's independent certified public accountants addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                  (iv) if requested, enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                  (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in
      Section 5 with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

                  (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (x) the effectiveness of such Registration Statement (and each post-effective amendment thereto), and (y) each closing under any underwriting or similar agreement as and to the extent required thereunder;

            (q) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, pertinent financial and other records, pertinent corporate documents and properties of the Issuer and the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Issuer and the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Issuer and the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchaser;

            (r) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchaser, make such changes in any such document prior to the filing thereof as the Initial Purchaser may reasonably request and not file any such document in a form to which the Initial Purchaser on behalf of the Holders of Registrable Securities shall reasonably object, and make the representatives of the Issuer available for discussion of such documents as shall be reasonably requested by the Initial Purchaser; and

                  (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchaser, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Holders, the Initial Purchaser or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders or the Initial Purchaser on behalf of the Holders of Registrable Securities or any underwriter may reasonably object, and make the representatives of the Issuer and the Company available for discussion of such document as shall be reasonably requested by the Holders, the Initial Purchaser or any underwriter.

            (s) in the case of a Shelf Registration, use their best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Issuer are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

            (t) in the case of a Shelf Registration, use their best efforts to cause the rating of the Registrable Securities to be confirmed or the Registrable Securities to be re-rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities;

            (u) otherwise use their best efforts to comply with all applicable rules and regulations of the SEC and make available to their security holders, as soon as reasonably practicable, an earnings statement of the Company covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

            (v) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and their counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

            (w) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Issuer and the Company addressed to the Initial Purchaser and to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion that (i) each of the Issuer and the Company has duly authorized, executed and delivered the Exchange Securities and the Indenture, and (ii) the Exchange Securities and the Indenture constitute legal, valid and binding obligations of the Issuer and the Company, enforceable against them in accordance with their respective terms (with customary exceptions).

            In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event or the discovery of any facts, each of the kind described in paragraph (e)(v) or
(e)(vi) above, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph
(l) above, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary in this Agreement, if the Issuer shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in paragraph (e)(v) or (e)(vi) above, the Issuer and the Company shall be deemed to have used their best efforts to keep the Shelf Registration Statement effective during such period of suspension, provided that the Issuer and the Company shall use their best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

            If, at any time, the Issuer and the Company shall fail to be in compliance with their obligations under this Agreement to effect or consummate the Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein, the Issuer and the Company shall not (without the written consent of the Initial Purchaser) permit to become effective or request acceleration of effectiveness of any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Issuer other than (i) Registrable Securities, (ii) securities issued or issuable under an employee benefit plan of the Issuer or the Company and registered pursuant to Form S-8 under the 1933 Act, or (iii) securities issued or issuable in connection with an acquisition or business combination transaction.

            If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuer. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (1) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (2) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      4.    Representations and Warranties.

            Each of the Issuer and the Company, jointly and severally, hereby represents and warrants to, and agrees with, the Initial Purchaser and each of the Holders from time to time of Registrable Securities that:

            4.1 Each Registration Statement covering Registrable Securities and each Prospectus contained therein or furnished pursuant to this Agreement and any further amendments or supplements to any such Registration Statement or Prospectus, when it becomes effective or is filed with the SEC, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the 1933 Act and the TIA and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a Prospectus would be required to be delivered under the Securities Act, each such Registration Statement, and each Prospectus contained therein or furnished pursuant to this Agreement, as then amended or supplemented, will conform in all material respects to the applicable requirements of the 1933 Act and the TIA and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer and the Company by a Holder of Registrable Securities expressly for use therein.

            4.2 Any documents incorporated by reference in any Prospectus referred to in Section 4.1, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer and the Company by a Holder of Registrable Securities expressly for use therein.

            4.3 The compliance by the Issuer and the Company with all the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or the Company or any subsidiary of the Issuer or the Company is a party or by which the Issuer or the Company or any subsidiary of the Issuer or the Company is bound or to which any of the property or assets of the Issuer or the Company or any subsidiary of the Issuer or the Company is subject, (ii) result in any violation of the provisions of the charter or the by-laws of the Issuer or the Company or (iii) result in a violation of any statute or any order, rule or regulation of any United States court or governmental agency or body having jurisdiction over the Issuer or the Company or any subsidiary of the Issuer or the Company or any of their properties, which conflict, breach, default or violation, in the case of clauses (i) and (iii), would singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole or adversely affect the ability of the Issuer or the Company to perform its obligations hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Issuer or the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Exchange Securities or the Securities, as the case may be, qualification of the Indenture under the TIA and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the Exchange Offer and the Exchange Securities or the offering and distribution of the Securities, as the case may be.

            4.4 This Agreement has been duly authorized, executed and delivered by the Issuer and the Company.

            5.    Indemnification; Contribution.

            5.1 Indemnification by the Issuer; Guaranty by the Company. The Issuer shall, and it hereby agrees to, indemnify and hold harmless each Holder, the Initial Purchaser, each Participating Broker-Dealer, each person who participates as a placement or sales agent or as an underwriter and each person who controls any of the foregoing persons (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act), against any losses, claims, damages or liabilities, joint or several, to which such persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus contained therein or furnished pursuant to this Agreement; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer shall, and it hereby agrees to, reimburse (without duplication) such persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuer and the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Issuer and the Company by Holders of Registrable Securities expressly for use therein. The Company irrevocably and unconditionally guarantees the prompt performance and payment of the indemnification obligations of the Issuer set forth in this Section 5.1, when and as the same shall become due and payable in accordance with the terms of this Section 5.1 (and if any payments made by the Company pursuant to such guarantee are subject to any withholding tax imposed by the United Kingdom (including any political subdivision or taxing authority thereof) or the jurisdiction of incorporation or residence (other than the United States or any political subdivision thereof) of any assignee or successor to the Company (including any political subdivision or taxing authority thereof), the Company shall pay such additional amounts as may be necessary so that the net amounts paid to the Initial Purchaser, after deduction for such withholding tax, shall equal the amounts to which the Initial Purchaser is entitled under this Section 5.1; subject to such exceptions for payment of additional amounts as are set forth in the Indenture).

            5.2 Indemnification by the Holders. The Issuer and the Company may require, as a condition to including any Registrable Securities in any Shelf Registration Statement filed pursuant to Section 2.2 and to entering into any underwriting agreement with respect thereto, that the Issuer and the Company shall have received an undertaking reasonably satisfactory to them from the Holders of such Registrable

Securities, severally and not jointly, (a) to indemnify and hold harmless the Issuer, the Company, the Initial Purchaser, all other Holders of Registrable Securities and each person who controls any of the foregoing persons (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act), against any losses, claims, damages or liabilities to which such persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or any Prospectus contained therein or furnished or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Issuer and the Company by such Holder expressly for use therein, and (b) to reimburse (without duplication) such persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Holder shall be required to undertake liability to any person under this Section 5.2 for any amounts in excess of the dollar amount of the net proceeds to be received by such Holder from the sale of such Holder's Registrable Securities pursuant to such Shelf Registration.

            5.3 Notices of Claims, Etc. Promptly after receipt by an indemnified party under Section 5.1 or 5.2 of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 5, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and shall not, in any event, relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by
Section 5.1 or 5.2. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            5.4 Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5.1 or 5.2 are unavailable to or insufficient to hold harmless the indemnified parties in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying parties shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and the indemnified parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying parties and indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying parties or by such indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 5.4.

            The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.4 were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the net proceeds received by such Holder from the sale of any Registrable Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 5.4 to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

            5.5 Other Matters. The obligations of the Issuer and the Company under this Section 5 shall be in addition to any liability which the Issuer and the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder, agent and underwriter and each person, if any, who controls any Holder, agent or underwriter within the meaning of the Securities Act; and the obligations of the Holders and any agents or underwriters contemplated by this Section 5 shall be in addition to any liability which the respective Holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer or the Company (including any person who, with his consent, is named in any Registration Statement as about to become a director of the Issuer or the Company) and to each person, if any, who controls the Issuer or the Company within the meaning of the Securities Act.

            6.    Miscellaneous.

            6.1 Rule 144 and Rule 144A. During any period that the Securities or Registrable Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, for so long as each of the Company and the Issuer is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, each of the Company and the Issuer covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, and that if it is not subject to such reporting requirements or ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such

Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Issuer and the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

            6.2 No Inconsistent Agreements. The Issuer and the Company have not entered into and the Issuer and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Issuer's or the Company's other issued and outstanding securities under any such agreements.

            6.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Company have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

            6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this
Section 6.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchaser; and (b) if to the Issuer or the Company, initially at the Issuer's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 6.4.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

            Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

            6.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

            6.6 Third Party Beneficiaries. The Initial Purchaser (even if the Initial Purchaser is not a Holder of Registrable Securities) shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

            6.7 Counterparts. This Agreement may be executed with counterpart signature pages or in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

            6.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            6.11 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

            6.12 Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the Holders of Registrable Securities shall be made available for inspection and copying on any business day by any Holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the Holders of Registrable Securities under the Securities, the Indenture and this Agreement) at the offices of the Issuer and the Company at the address thereof set forth in
Section 6.4 or at the office of the Trustee under the Indenture.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    USI AMERICAN HOLDINGS, INC.


                                       By: /s/ Frank Reilly
                                      Name: Frank Reilly
                                     Title: Senior Vice President, Chief
                                            Financial Officer


                                    U.S. INDUSTRIES, INC.


                                       By: /s/ Frank Reilly
                                      Name: Frank Reilly
                                     Title: Senior Vice President, Chief
                                            Financial Officer


Confirmed and accepted as of the date first above written:


BA SECURITIES, INC.

BY:


By: /s/ Elizabeth A. Birdwell
       Name: Elizabeth A. Birdwell
       Title: Managing Director

                                                                       Exhibit A



                           Form of Opinion of Counsel

BA SECURITIES, INC.
40 East 52nd Street, 5th Floor
New York, N.Y.  10022

      Re:   USI American Holdings, Inc.
            7 1/4% Senior Notes Due December 1, 2006, Series A

Ladies and Gentlemen:

            We have acted as counsel for each of USI American Holdings, Inc., a Delaware corporation (the "Issuer"), and U.S. Industries Inc., a Delaware corporation (the "Company"), in connection with (i) the purchase from the Issuer by BA Securities, Inc., the Initial Purchaser named in the Purchase Agreement, dated as of December 6, 1996 (the "Purchase Agreement"), among the Issuer, the Company and you of $125,000,000 aggregate principal amount of 7 1/4% Senior Notes Due December 1, 2006, Series A of the Issuer issued under an Indenture dated as of December 12, 1996 (the "Indenture"), among the Issuer, the Company and PNC Bank, National Association, as trustee, and (ii) the Exchange Offer (as defined in the Registration Rights Agreement dated as of December 12, 1996 (the "Registration Rights Agreement"), among the Issuer, the Company and you) to be effected pursuant to the Registration Rights Agreement. This opinion is furnished to you pursuant to Section 3(g) of the Registration Rights Agreement. Unless otherwise defined herein, capitalized terms used in this opinion that are defined in the Registration Rights Agreement are used herein as so defined.

            We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the representations, warranties and agreements of the Issuer, the Company and the Initial Purchaser set forth in the Purchase Agreement, the Indenture and the Registration Rights Agreement, and the statements set forth in certificates of public officials and officers of the Issuer and the Company, without making any independent investigation or inquiry with respect to the completeness or accuracy of such representations, warranties, agreements or statements.

            We are of the opinion as follows:

            1. The Exchange Offer Registration Statement and the Prospectus included therein comply as to form in all material respects with the requirements of the 1933 Act (except that we express no opinion as to the financial statements, related notes, financial statement schedules and other financial, statistical and accounting data included or incorporated by reference therein, or as to the Form T-1).

            2. Any documents incorporated by reference in any Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable (except that we express no opinion as to the financial statements, related notes, financial statement schedules and other financial, statistical and accounting data included or incorporated by reference therein, or as to the Form T-1).

            3. In addition, we have participated in conferences with directors, officers and other representatives of the Company and the Issuer, representatives of the independent public accountants for the Company and the Issuer, representatives of the Initial Purchaser and representatives of counsel for the Initial Purchaser and the Holders, at which conferences the contents of the Exchange Offer Registration Statement and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Exchange Offer Registration Statement and the Prospectus contained therein, no facts have come to our attention which lead us to believe that the Exchange Offer Registration Statement including the documents incorporated by reference therein (except for the financial statements, related notes, financial statement schedules and other financial, statistical and accounting data included or incorporated by reference therein, as to which we express no opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus included in the Exchange Offer Registration Statement (except for financial statements, related notes, financial statement schedules and other financial, statistical and accounting data included or incorporated by reference therein, as to which we express no opinion), as of the date of such Prospectus or at the closing of the Exchange Offer, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Rights Agreement and may not be used for any other purpose or relied upon by any person other than you. Except with our prior written consent, the opinions herein expressed are not to be used, circulated, quoted or otherwise referred to in connection with any transactions other than those contemplated by the Registration Rights Agreement by or to any other person.

                                    Very truly yours,